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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Assisted Living Concepts, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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For Immediate Release

January 14, 2005

Assisted Living Concepts, Inc.
Announces January 31, 2005 as the Date for
Special Stockholders Meeting to Approve Merger

DALLAS, TEXAS, January 14, 2005 — Assisted Living Concepts, Inc. (OTC.BB: ASLC), a national provider of assisted living services, announced today that the Special Stockholders Meeting to approve the previously announced merger with Extendicare Health Services, Inc. and Alpha Acquisition, Inc. will be held on January 31, 2005 at 9:00 a.m. Central Time, at the Hyatt Regency DFW, International Parkway, Dallas, TX 75261.

Under the terms of the merger agreement, upon consummation, Assisted Living Concepts’ stockholders will receive $18.50 per share in cash, which represents a premium of more than 23% to the most recent closing price on November 3, 2004 of $14.95, and a premium of more than 110% to the closing price of $8.75 on May 27, 2004, the date immediately prior to the Company’s public announcement of exploration of strategic alternatives. The transaction is valued at approximately $280 million, including consideration for outstanding stock options and the assumption of certain debt obligations of Assisted Living Concepts pursuant to the merger. Upon completion of the merger, Assisted Living Concepts will become a wholly-owned subsidiary of Extendicare Health Services, Inc.

The Board of Directors of the Company unanimously approved of the transaction and entered into the merger agreement following the unanimous recommendation by a special committee comprised of independent directors. The closing of the transaction is subject to certain terms and conditions customary for transactions of this type. The parties currently anticipate closing the transaction on or about January 31, 2005, subject to obtaining shareholder approval and final regulatory approvals.

Extendicare Health Services, Inc. of Milwaukee, Wisconsin is a wholly owned subsidiary of Extendicare Inc. of Markham, Ontario (TSX: EXE.MV and EXE.SV; NYSE: EXE.). Through its subsidiaries, Extendicare Inc. currently operates 266 long-term care facilities across North America, with capacity for over 27,700 residents. As well, through its operations in the United States, Extendicare offers medical specialty services such as subacute care and rehabilitative therapy services, while home health care services are provided in Canada. Extendicare employs 34,900 people in the United States and Canada.

Additional Information

Assisted Living Concepts filed its definitive proxy statement relating to the proposed merger with the Securities and Exchange Commission. Stockholders are urged to read the proxy statement carefully, as it contains important information that stockholders should consider before making a decision about the merger. In addition to receiving the proxy statement from the Company by mail, stockholders will also be able to obtain the proxy statement, as well as other filings containing information about the Company, without charge, from the Securities and Exchange Commission’s website (http://www.sec.gov) or, without charge, from the Company. This announcement is neither a solicitation of proxy, an offer to purchase nor a solicitation of an offer to sell shares of Assisted Living Concepts.

Participants in the Solicitation

Assisted Living Concepts and its directors, executive officers, other members of its management, and employees may be deemed to be participants in the solicitation of proxies from Assisted Living’s stockholders in favor of the proposed merger. Information regarding persons who may be deemed participants in the solicitation and any interests that those persons may have in the transaction will be set forth in the proxy statement.

About Assisted Living

Assisted Living Concepts, Inc. operates 177 owned and leased assisted living residences with 6,838 units for older adults who need help with the activities of daily living, such as eating, bathing, dressing and medication management. In addition to housing, the Company provides personal care, support services, and nursing services according to the individual needs of its residents, as permitted by state law. This combination of housing and services provides a home-like setting and cost efficient alternative that encourages independence for individuals who do not require the broader array of medical and health services provided by skilled nursing facilities. The Company currently has residences in Oregon, Washington, Idaho, Nebraska, Iowa, Arizona, Texas, New Jersey, Ohio, Pennsylvania, Indiana, Louisiana, Michigan and South Carolina.

Forward-Looking Statements

This press release contains various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the proposed transaction between Assisted Living Concepts, Inc. and Extendicare Health Services, Inc. and Alpha Acquisition, Inc. and involving risks and uncertainties related to the occurrence of future events. These forward-looking statements are based on management’s current expectations, assumptions, estimates and projections about the current economic environment, the Company and its industry. Certain factors that could cause actual events not to occur as expressed in the forward-looking statement include, but are not limited to, (i) the failure to obtain the necessary stockholder approval and (ii) satisfaction of various other closing conditions contained in the definitive merger agreement. Other potential risks and uncertainties are discussed in Assisted Living’s reports and other documents filed with the Securities and Exchange Commission from time to time. The Company assumes no obligation to update the forward-looking information. Such forward-looking statements are based upon many estimates and assumptions and are inherently subject to significant economic and competitive uncertainties and contingencies, many of which are beyond the control of the Company’s management. Inclusion of such forward-looking statements herein should not be regarded as a representation by the Company that the statements will prove to be correct.

Contact Information:
Steven L. Vick, President and Chief Executive Officer
(214) 424-4001
svick@alcco.com

Edward A. Barnes, Senior Vice President, Chief Financial Officer,
Chief Accounting Officer and Treasurer
(214) 424-4002
ebarnes@alcco.com

Web address: www.assistedlivingconcepts.com